                                                             Exhibit 10.62

[Corvas letterhead]



March 23, 1998


John E. Crawford
2547 Caminito La Paz
La Jolla, California  92037

Dear John:

This letter sets forth the terms and conditions of our agreement (the "Agreement") regarding your resignation from Corvas International, Inc. (the "Company"). This Agreement is made and entered into as of the last day either party executes this Agreement. You and the Company hereby agree as follows:


1. The Company accepts your resignation as Executive Vice President, Chief Financial Officer of the Company as of April 3, 1998 (the "Separation Date").

2. The Company agrees that it will continue to pay you your current salary and provide your current benefits through the Separation Date.

3. Although the Company has no policy or procedure for providing severance benefits, in exchange for the promises and covenants set forth herein, and upon your furnishing to the Company an executed waiver and release of claims (the "Release") (a form of which is attached as Exhibit A), the Company will pay you the equivalent of twelve (12) months of your base salary in effect on the Separation Date, subject to standard payroll deductions and withholdings. This amount will be paid in a lump sum payment after the Separation Date and within ten (10) days of the Company's receipt of the executed Release.

4. To the extent permitted by the federal COBRA law and by the Company's current group health insurance policies, you will be eligible to continue your health insurance benefits. You will be provided with a separate notice of your COBRA rights. In the event that you elect continued coverage under COBRA, the Company, as part of this Agreement and in consideration thereof, will pay your COBRA premiums up until the earlier of either (i) April 3, 1999, or, (ii) the date in which you begin full-time employment with another company or business entity.

5. In exchange for the promises and covenants set forth herein, you and the Company agree that you shall serve as an outside consultant for the period from the Separation Date through June 15, 1998 (the "Consulting Period"). Such period shall be extended only upon mutual agreement between you and the Company. During the Consulting Period, you agree to provide consulting services to the Company at reasonable times and upon reasonable notice. You shall be paid eight hundred dollars ($800.00) per day, for each day in which you provide services upon the request of the Company during the Consulting Period. In the event that you continue to provide

John E. Crowford
March 23, 1998
Page 2

consulting services after the Consulting Period, the amount that you shall be paid for such consulting services shall be at a rate to be mutually agreed upon at that time.

6. In exchange for the promises and covenants set forth herein, the Company agrees to amend your Incentive Stock Option Agreements to reflect that: (i) the vesting of each outstanding stock option held by you as set forth on Exhibit B attached hereto (the "Stock Options") shall be fully accelerated and become immediately exercisable in full; and (ii) each Stock Option shall be exercisable up to and including thirty-six (36) months from the Separation Date. The Stock Options will terminate thirty-six (36) months after the Separation Date if not exercised. You agree that you otherwise remain bound by the terms and conditions of your Stock Option Agreement. In addition, you understand that, as a result of the extension of the post-termination exercise period of the Stock Options, you will NOT be afforded "incentive stock option" tax treatment with respect to the Stock Options, notwithstanding any designation to the contrary.

7. In exchange for the promises and covenants set forth herein, the Company agrees that if you continue to perform your duties diligently and to the best of your ability through the Separation Date, you shall receive (i) a bonus payment in the amount of sixty thousand dollars ($60,000) and (ii) an option to purchase twenty five thousand (25,000) shares of the Company's Common Stock (the "Supplemental Option") under the Company's 1991 Incentive and Compensation Plan (the "Plan") pursuant to a separate stock option agreement, the form of which is attached hereto as Exhibit C. The Supplemental Option shall be fully vested and exercisable as of the date of grant and shall terminate if not exercised within thirty-six (36) months following the date of grant. In addition, the Supplemental Option shall be an "incentive stock option" if granted before April 3, 1998, PROVIDED, HOWEVER, that the Supplemental Option will lose the potentially favorable tax treatment afforded an "incentive stock option" if such Supplemental Option is not exercised within three (3) months following the Separation Date. If the Supplemental Option is granted after April 3, 1998, it shall be a non-statutory stock option and shall not be afforded "incentive stock option" tax treatment.

8. You agree that, within ten (10) days of the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice. You further agree that you will not be entitled to any expense reimbursements after the Separation Date unless such expenses are approved in writing by an officer of the Company.

9. You agree that for one (1) year after the Separation Date, you will not, either directly or through others, solicit or attempt to solicit any employee, consultant, or independent contractor of the Company to terminate his or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or entity.

John E. Crowford
March 23, 1998
Page 3

10. Upon the Separation Date, you agree to return to the Company all Company documents (and all copies thereof) and other Company property in your possession or your control, including, but not limited to, Company files, notes, samples, sales notebooks, drawings, specifications, calculations, sequences, data, computer-recorded information, tangible property, including, but not limited to, computers, credit cards, entry cards, keys and any other materials of any nature pertaining to your work with the Company, and any documents or data of any description (or any reproduction of any documents or data) containing or pertaining to any proprietary or confidential material of the Company.

11. Both during and after your employment you acknowledge your continuing obligations under your Employment Agreement not to use or disclose any confidential or proprietary information of the Company without prior written authorization from a duly authorized representative of the Company. A copy of your Employment Agreement is attached hereto as Exhibit D.

12. You and the Company agree that neither party will at any time disparage the other party, and the other party's officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that each party shall respond accurately and fully to any questions, inquiry or request for information when required by legal process.

13. The provisions of this Agreement shall be held in strictest confidence by you and the Company and shall not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement, in confidence, to your immediate family; (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law.

14. Except as otherwise set forth herein, you hereby release, acquit, and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, attorneys, shareholders, partners, successors, assigns, affiliates, customers, and clients of and from any and all claims liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, acts or conduct at any time prior to the Separation Date, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with the Company's employment of you, the termination of that employment, and the Company's performance of its obligations as your former employer; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements,

John E. Crowford
March 23, 1998
Page 4

severance pay, or any form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the California Fair Employment and Housing Act, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended; the federal Americans With Disabilities Act; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided that by this Release you do not release or waive your right to indemnification by and from the Company as provided for in California Corporations Code section 317, California Labor Code section 2802 and the Amended and Restated Indemnification Agreement of John E. Crawford between Corvas, Inc. and John E. Crawford effective as of November 20, 1990.

     You further acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the Age Discrimination in Employment Act of 1967 ("ADEA"). You also acknowledge that the consideration given for the waiver and release in the preceding paragraphs hereof is in addition to anything of value to which you were already entitled. If you are more than forty (40) years of age or older when this release is signed, you hereby provide the further acknowledgment that you are advised by this writing, as required by the Older Workers Benefit Protection Act, that: (a) your waiver and release do not apply to any rights or claims that may arise after the Separation Date of this release; (b) you have the right to consult with an attorney prior to executing this release (although you may voluntarily choose not to do so); (c) you may have at least twenty-one (21) days to consider this Agreement (although you may by your own choice execute this release earlier); (d) you have seven (7) days following the execution of this release to revoke this release; and (e) this Agreement shall not be effective until the date upon which the revocation period has expired, therefore making the effective date the eighth day after this release is signed by you (the "Effective Date").

15. In giving this release, which includes claims which may be unknown to you at present, you hereby acknowledge that you have read and understand Section 1542 of the Civil Code of the State of California which reads as follows:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

You hereby expressly waive and relinquish all rights and benefits under this section and any law or legal principle of similar effect in any jurisdiction with respect to claims released hereby.

16. In the event of any litigation arising out of or relating to this Agreement, its breach or enforcement, including an action for declaratory relief, the prevailing party in such action or proceeding shall be entitled to receive his or its damages, court costs, and all out-of-pocket expenses, including attorneys fees. Such recovery shall include court costs, out-of-pocket expenses, and attorneys fees on appeal, if any.

John E. Crowford
March 23, 1998
Page 5

17. The parties hereto hereby acknowledge that this is a compromise settlement of various matters, and that the promised payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by either party to the other party or to any other person whomsoever.

18. This Agreement, including Exhibit A, B, C and D constitute the complete, final and exclusive embodiment of the entire Agreement between you and the Company with regard to the subject matter hereof. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein. It may not be modified except in a writing signed by you and a duly authorized officer of the Company. Each party has carefully read this Agreement, has been afforded the opportunity to be advised of its meaning and consequences by his or its respective attorneys, and signed the same of his or its free will.

19. This Agreement shall bind the heirs, personal representatives, successors, assigns, executors, and administrators of each party, and inure to the benefit of each party, its agents, directors, officers, employees, servants, heirs, successors and assigns.

20. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

21. If a court of competent jurisdiction determines that any term or provision of this Agreement is invalid or unenforceable, in whole or in part, then the remaining terms and provisions hereof shall be unimpaired. Such court will have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision that most accurately represents the parties' intention with respect to the invalid or unenforceable term or provision.

22. This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

Please confirm your assent to the foregoing terms and conditions of our Agreement by signing this letter and returning it to my attention on or before February 25, 1998.

Sincerely,

CORVAS INTERNATIONAL, INC.

/s/ RANDALL E. WOODS

Randall E. Woods
President & Chief Executive Officer

John E. Crowford
March 23, 1998
Page 6

HAVING READ AND REVIEWED THE FOREGOING, I HEREBY AGREE TO AND ACCEPT THE TERMS AND CONDITIONS AS STATED ABOVE.

Dated: MARCH 24, 1998                   /S/ JOHN E. CRAWFORD
                                        ------------------------
                                            John E. Crawford


Attachments:
Exhibit A - Waiver and Release of Claims
Exhibit B - Stock Options
Exhibit C - Form of Stock Option Agreement
Exhibit D - Employment Agreement

                                      EXHIBIT A

                           RELEASE AND WAIVER OF CLAIMS



     In consideration of the payments and other benefits set forth in Sections 3 and 4 of the Agreement to which this form is attached, I hereby furnish Corvas International, Inc. (the "Company") with the following release and waiver.

     Except as otherwise set forth herein, I hereby release, acquit, and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, attorneys, shareholders, partners, successors, assigns, affiliates, customers, and clients of and from any and all claims liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, acts or conduct at any time prior to the Separation Date, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with the Company's employment of you, the termination of that employment, and the Company's performance of its obligations as your former employer; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the California Fair Employment and Housing Act, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended; the federal Americans With Disabilities Act; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided that by this Release you do not release or waive your right to indemnification by and from the Company as provided for in California Corporations Code section 317, California Labor Code section 2802 and the Amended and Restated Indemnification Agreement of John E. Crawford between Corvas, Inc. and John E. Crawford effective as of November 20, 1990.

     I also acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to any claims I may have against the Company.

     I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this waiver and release is knowing and voluntary, and that the consideration given for this waiver and release is in addition to anything of value to which I was already entitled as an employee of the Company. I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the waiver and release granted herein does not relate to claims which may arise after this agreement is executed; (b) I have the right to consult with an attorney prior to executing this agreement (although I may choose voluntarily not to do so); (c) I have twenty-one (21) days from the date I receive this agreement, in which to consider this agreement (although I may choose voluntarily to execute this agreement earlier); (d) I have seven (7) days following the execution of this agreement to revoke my consent to the agreement; and (e) this agreement shall not be effective until the seven (7) day revocation period has expired.

Date: MARCH 23, 1998               By: /S/ JOHN E. CRAWFORD

                                     EXHIBIT B
                                   STOCK OPTIONS

                  DATE OF      AMOUNT        GRANT      SHARES
                  GRANT        GRANTED       PRICE      SUBJECT
                                                       TO PARA 6
                  ----------------------------------------------
                    1/16/95      25,000       2.1875       9,375
                  ----------------------------------------------
                    1/16/95      10,000       2.1875       4,375
                  ----------------------------------------------
                    1/16/95      15,000       2.1875         938
                  ----------------------------------------------
                   10/13/95       8,089       3.8125       8,089
                  ----------------------------------------------
                   10/13/95       1,911       3.8125       1,911
                  ----------------------------------------------
                    1/11/96      15,000        4.375      15,000
                  ----------------------------------------------
                    12/4/96      15,000       4.1875      15,000
                  ----------------------------------------------
                                                 TOTAL    54,694
                  ----------------------------------------------